UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

 of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 20, 2010

COPANO ENERGY, L.L.C.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-32329 (Commission File Number)	51-0411678 (I.R.S. Employer Identification No.)
2727 Allen Parkway, Suite 1200 Houston, Texas (Address of principal executive offices)	77019 (Zip Code)

Registrant’s telephone number, including area code: (713) 621-9547

Not Applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 20, 2010, Copano Energy, L.L.C. (the “Company”) amended and restated its Third Amended and Restated Limited Liability Company Agreement, dated as of April 30, 2007, as amended (the “Third LLC Agreement”), and entered into the Fourth Amended and Restated Limited Liability Company Agreement of the Company (the “Fourth LLC Agreement”).  The Company’s entry into the Fourth LLC Agreement was effectuated by the Board of Directors of the Company (the “Board”) pursuant to authority granted to it in Section 11.1 of the Third LLC Agreement.  The Company entered into the Fourth LLC Agreement to, among other things:

•
remove descriptions of, and provisions relating to, the terms of the Company’s subordinated units, Class C units, Class D units and Class E units that have fully converted into common units and are no longer outstanding;

•	remove provisions relating to the Company’s initial public offering that are no longer applicable to the Company;

•	clarify provisions relating to the application of U.S. federal income tax laws to the Company;

•	clarify the Company’s obligations in regard to registration rights owed to certain investors named in the Fourth LLC Agreement; and

•
clarify that the Board may from time to time delegate to the officers of the Company any of its powers or obligations relating to capital accounts, allocations of income, gain, loss and deduction and certain other tax matters.

The foregoing description of the Fourth LLC Agreement does not purport to be complete and is qualified in its entirety by reference to the Fourth LLC Agreement, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Fourth Amended and Restated Limited Liability Company Agreement of Copano Energy, L.L.C., dated July 20, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COPANO ENERGY, L.L.C.

Date: July 20, 2010	By:	/s/Douglas L. Lawing
Douglas L. Lawing
Executive Vice President,
General Counsel and Secretary

Exhibit Index

Exhibit No.	Description
3.1	Fourth Amended and Restated Limited Liability Company Agreement of Copano Energy, L.L.C., dated July 20, 2010